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                                                                   EXHIBIT 10.43
                               SIXTH AMENDMENT TO

                         THE FISHER-PRICE PENSION PLAN


     WHEREAS, Mattel, Inc. ("Mattel") sponsors the Fisher-Price Pension Plan for the benefit of eligible employees of Fisher-Price, Inc. and certain other subsidiaries; and

     WHEREAS, the provisions of the Plan are set forth in a 1994 Restatement, as amended by a Fifth Amendment thereto; and

     WHEREAS, Mattel desires to amend the Plan to (i) reflect recent legislative and regulatory changes in the federal pension laws and (ii) meet other current needs; and

     WHEREAS, in Section 9.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

     NOW, THEREFORE, to effect the foregoing, Mattel does hereby declare that the Plan be, and hereby is, amended as follows:

     1. Section 1.4(f) of the Plan is amended effective as of October 1, 2001 to read as follows:

               "(f) "Regular employee" means a common-law employee, except any employee who is an intern, toy tester, department aide or in the following pay groups: AFL, MAG or RB2."

     2. Section 3.3(b) of the Plan is amended effective as of January 1, 2001 by deleting the phrase "Sections 125 or 402(a)(8) of the Code" and by substituting in lieu thereof the phrase "Sections 125, 132(f)(4) or 402(a)(8) of the Code."

     3. Section 3.3 of the Plan is amended effective as of January 1, 2002 by adding the following new subsection (d) to the end thereof:

               "(d)  Increase in Compensation Limit.  The annual Compensation of
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          each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Such limit shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year."

     4. The first sentence of Section 3.4(a) of the Plan is amended effective as of April 1, 2001 by deleting the phrase "age 55 and has completed at least 5 years of Vesting Service" and
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by substituting in lieu thereof the phrase "age 55 and has completed at least 3 years of Vesting Service."

     5. Section 5.1 of the Plan is amended effective as of April 3, 2001 by adding the following new paragraph to the end thereof:

          "Notwithstanding the foregoing, each Participant who was employed at the Mattel Operations - Murray division of the Company on April 3, 2001 shall be entitled to 100% of his accrued monthly pension benefit."

     6. Section 12.3(b) of the Plan is amended effective as of January 1, 2001 by deleting the phrase "Code Sections 125, 402(a)(8), 402(h) or 403(b)" and by substituting in lieu thereof the phrase "Code Section 125, 132(f)(4), 402(a)(8), 402(h) or 403(b)."

     7. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

  IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 8th day of November, 2001.

                              MATTEL, INC.



                              By: /s/ Alan Kaye
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                              Name: Alan Kaye
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                              Title: Senior Vice President Human Resources
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